Exhibit (c)(7) Project Atlas – Liquidity Mechanism Discussion November 2018Exhibit (c)(7) Project Atlas – Liquidity Mechanism Discussion November 2018

Summary Overview of Call with Berlin § Overall, Berlin remains flexible in how this structure is designed – their main challenge is (1) navigating an acknowledged desire by Oslo OCGH holders to have liquidity over time with (2) the need for Berlin to avoid being “overwhelmed” with liquidity requests § Berlin is open / willing to accommodate a perpetual private employee ownership (if so desired and it helps align interests) but this is not a necessary element of their proposal; on the other hand, Berlin has no stated objective of necessarily acquiring 100% either § Berlin had assumed it was Oslo’s intent that all OCGH holders would have the same liquidity options; this is not a requirement from their perspective – In fact, Berlin is willing to consider different liquidity mechanisms for different groups of OCGH holders (e.g., Founders / current management vs. future management) § Berlin would always provide a liquidity mechanism for OCGH holders that maintained ownership past this time horizon (i.e., not sold under this liquidity mechanism) 2Summary Overview of Call with Berlin § Overall, Berlin remains flexible in how this structure is designed – their main challenge is (1) navigating an acknowledged desire by Oslo OCGH holders to have liquidity over time with (2) the need for Berlin to avoid being “overwhelmed” with liquidity requests § Berlin is open / willing to accommodate a perpetual private employee ownership (if so desired and it helps align interests) but this is not a necessary element of their proposal; on the other hand, Berlin has no stated objective of necessarily acquiring 100% either § Berlin had assumed it was Oslo’s intent that all OCGH holders would have the same liquidity options; this is not a requirement from their perspective – In fact, Berlin is willing to consider different liquidity mechanisms for different groups of OCGH holders (e.g., Founders / current management vs. future management) § Berlin would always provide a liquidity mechanism for OCGH holders that maintained ownership past this time horizon (i.e., not sold under this liquidity mechanism) 2

"Straw Man" Transaction Overview and Timeline

Upfront Consideration (61% of Oslo Units)

- Berlin acquires **61%** of Oslo units
  - Public units (45%)
  - Acorn units (6%)
  - OCGH units (10%)
- Upfront consideration is a mix of cash / Berlin stock TBD
- Remaining 39% units eligible for liquidity [at transaction multiples]
  - 25% of these units exchanged for Berlin shares **(10% of total)**
  - True up / collar mechanism envisioned; lock-up to expire between Years 3 – 7
  - 75% of these units are part of the liquidity mechanism **(29% of total)**

TRANSACTION CONSIDERATION BREAKDOWN



Upfront Consideration 61%
Liquidity Mechanism 29%
Public 45%
Berlin Shares 10%
OCGH 10%
Acorn 6%

Liquidity Mechanism (29% of Oslo Units)

Transaction Closing	Year 3+	Year 5+	Year 7+	Year 10 – 12
	▪ 20% of units at closing eligible for liquidity	▪ 50% of units at closing eligible for liquidity	▪ 100% of units at closing eligible for liquidity	▪ Any remaining pro-rated units

- Berlin not required to acquire more than [20]% of units in any given year
  - e.g. if 50% are delivered for liquidity in Year 5, Berlin to pro rate it (20/20/10) over Years 5, 6, and 7
  - If maximum put in each year, it would take until Year 9 to receive 100% liquidity
- Payable in any combination of cash, Berlin shares, or a three-year loan(1)
  - Could be 100% of any of the 3 options
- Request for liquidity delivered within first 60 days; Berlin to satisfy request within 90 days
  - Provisions meant to provide time frame for Holders to decide and Berlin to respond
  - Berlin seemed flexible on these points

- Berlin has option to terminate liquidity mechanism – with the exception of pro-rated portion of units previously submitted for liquidity (under no scenario would be post Year 12)

P / W / P
PERELLA WEINBERG PARTNERS

Source: Oslo Management
Note: (1) Berlin shares valued at the [20]-day VWAP; three-year loan issued by Berlin's acquisition priced at LIBOR + [200] bps(subject to a [2.5%] LIBOR floor) and rank ahead of any distributions to Berlin from Oslo

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Illustrative Liquidity Mechanism Valuation – Based on Upfront Transaction Multiples Implied Multiples Based on 3-Year Average Historical Financials Price $39.99 $51.00 $52.00 $53.00 $54.00 $55.00 Equity Valuation $6,293 $8,026 $8,183 $8,340 $8,498 $8,655 Less: Q3'18 Net Asset Value of Investments (1,639) (1,639) (1,639) (1,639) (1,639) (1,639) Value from Mgmt and Incentive Fees Earnings $4,654 $6,387 $6,544 $6,701 $6,859 $7,016 Implied Multiples on 3-Year Avg. Earnings Metric ($M) Fee-Related Earnings $274 11.3x 15.5x 15.9x 16.3x 16.6x 17.0x Performance Fee Earnings 277 5.6x 7.8x 7.9x 8.1x 8.3x 8.5x Implied Valuation Based on Management Projections Fee-Related Earnings Multiple 11.3x 15.5x 15.9x 16.3x 16.6x 17.0x (1) 5.6x 7.8x 7.9x 8.1x 8.3x 8.5x Performance Fee Earnings Multiple Based on 2018 - '20E 3Y Avg. Metrics Value from Mgmt and Incentive Fees Earnings $5,000 $6,862 $7,031 $7,200 $7,369 $7,538 Plus: Net Asset Value of Investments (2020E) 2,092 2,092 2,092 2,092 2,092 2,092 Equity Valuation $7,092 $8,954 $9,123 $9,292 $9,461 $9,630 Implied Value per Unit $44.13 $55.71 $56.76 $57.81 $58.86 $59.92 Premium to Current 10% 39% 42% 45% 47% 50% Source: Oslo Management Note: (1) Performance Fee Multiple assumes 50% discount to Fee-Related Earnings Multiple 4Illustrative Liquidity Mechanism Valuation – Based on Upfront Transaction Multiples Implied Multiples Based on 3-Year Average Historical Financials Price $39.99 $51.00 $52.00 $53.00 $54.00 $55.00 Equity Valuation $6,293 $8,026 $8,183 $8,340 $8,498 $8,655 Less: Q3'18 Net Asset Value of Investments (1,639) (1,639) (1,639) (1,639) (1,639) (1,639) Value from Mgmt and Incentive Fees Earnings $4,654 $6,387 $6,544 $6,701 $6,859 $7,016 Implied Multiples on 3-Year Avg. Earnings Metric ($M) Fee-Related Earnings $274 11.3x 15.5x 15.9x 16.3x 16.6x 17.0x Performance Fee Earnings 277 5.6x 7.8x 7.9x 8.1x 8.3x 8.5x Implied Valuation Based on Management Projections Fee-Related Earnings Multiple 11.3x 15.5x 15.9x 16.3x 16.6x 17.0x (1) 5.6x 7.8x 7.9x 8.1x 8.3x 8.5x Performance Fee Earnings Multiple Based on 2018 - '20E 3Y Avg. Metrics Value from Mgmt and Incentive Fees Earnings $5,000 $6,862 $7,031 $7,200 $7,369 $7,538 Plus: Net Asset Value of Investments (2020E) 2,092 2,092 2,092 2,092 2,092 2,092 Equity Valuation $7,092 $8,954 $9,123 $9,292 $9,461 $9,630 Implied Value per Unit $44.13 $55.71 $56.76 $57.81 $58.86 $59.92 Premium to Current 10% 39% 42% 45% 47% 50% Source: Oslo Management Note: (1) Performance Fee Multiple assumes 50% discount to Fee-Related Earnings Multiple 4

Next Steps and Outstanding Items

- Determine liquidity needs for different groups of OCGH holders: Founders / current management vs. future management
  - Oslo / Berlin principal-level discussion
- Berlin to propose "permanent" liquidity mechanism for OCGH units sold after 10 years
- Oslo to provide reactions to other aspects of proposal
  - Overall structure: Upfront + Deferred
  - Time frame: 3-5-7 years
  - 20% limitation / year
  - Forms of consideration
  - Process for selling
- **"Current Equity Value"** calculation:
  - Average of prior three years, no separate normalization of one-time items other than "strategy terminations"
    - Oslo to consider this time period
  - Berlin confirmed management fees from Dublin included in base management fee earnings
    - Oslo to consider what other adjustment may be warranted (e.g., shadow AUM)
  - Incentive fees likely on realized basis, excluding accrued
    - Oslo to consider accrued vs. realized over three year time horizon
  - With regards to multiples applied (D and E in formula): Berlin to make initial proposal, PWP suggested that transaction-implied multiples would be a logical starting point (acknowledged by Berlin)
    - Multiples likely to be on a pre-tax basis (being discussed)

P / W / P
PERELLA WEINBERG PARTNERS
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